Exhibit 16.1

grant thornton llp Grant Thornton Tower 171 N. Clark St. Suite 200 Chicago, IL 60601-3370 D +1 312 856 0200 F +1 312 565 4719 S linkd.in/grantthorntonus twitter.com/grantthorntonus

December 28, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Rubicon Technology, Inc.

File No. 001-33834

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Rubicon Technology, Inc. dated December 28, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/GRANT THORNTON LLP

GT.COM	U.S. member firm of Grant Thornton International Ltd